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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated August 11, 2000 (except with respect to Note 10, as to which the date is August 15, 2000) included in Voxware, Inc.'s Form 10-K for the fiscal year ended June 30, 2000 and to all references to our Firm included in this Registration Statement.


                                    /s/ ARTHUR ANDERSEN LLP


October 11, 2000
Princeton, New Jersey